Exhibit 3.3

WARRANT AGREEMENT (Revised)

Corporation: RIDEPAIR Inc.

Date: ______________

This Offering represents the current understanding of the parties with respect to certain of the major issues relating to the proposed offering and does not constitute a legally binding agreement. Except for the section entitled “Binding Terms” this summary does not constitute a legally binding obligation. Any other legally binding obligation will only be made pursuant to definitive agreements to be negotiated and executed by the parties. This Term Sheet does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

THE TERMS

Issuer:	RIDEPAIR Inc., a corporation incorporated under the laws of Delaware (the “Corporation”)

Price per share:	Fifty Cents ($0.50) per share if executed before ____________, then will be one dollar ($1) per share until the fifth year anniversary date of the issuance of the warrant.

Investor(s):	Deborah Kenney and or assignees, acceptable to the Corporation.

Warrants:	_______________ warrants of Common Stock of the Company.

RIDEPAIR Inc., formed in June 2019, is a Business that develops artificial intelligence navigation rideshare and mobile applications.

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SUCH SALE, TRANSFER OR ASSIGNMENT IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR SATISFIES THE REQUIREMENTS OF RULE 144 OR REGULATION S OF THE SECURITIES AND EXCHANGE COMMISSION, OR IS EFFECTED PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM SUCH REGISTRATION.

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No. WA-_________

WARRANT TO PURCHASE COMMON STOCK

OF

RIDEPAIR INC.

This certifies that, for value received, ______________________ or its registered assigns (“Holder”) is entitled, subject to the terms and conditions set forth herein, to purchase from RIDEPAIR INC. (the “Company”), in whole or in part, that number of fully-paid and nonassessable shares (the “Warrant Shares”) of Common Stock determined in accordance with Section 2 hereof and at a purchase price per share (the “Exercise Price”) determined in accordance with Section 2 hereof. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided herein, and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include all such adjustments. The term “Warrant” as used herein shall mean this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

This Warrant is issued in connection with Holder’s purchase of common stock in RIDEPAIR INC.,

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, from time to time during the term hereof, commencing on the date one year from the date of investment into the RIDEPAIR INC. and ending at 5:00 p.m. Pacific Standard Five Years from the issuance of this Warrant (the “Exercise Period”), after which time this Warrant shall be void.

2. Exercise Price; Common Stock; Number of Shares.

(a) Exercise Price. The term “Exercise Price” shall be fifty cents ($0.50) per share until ___________, then after will be one dollar ($1) per share until the term of the warrant agreement expires.

“Consideration” means the Consideration Value of all rights, title, and interest in RIDEPAIR INC. Consideration may be paid by cash, wire transfer of immediately available funds to a bank account specified by the Company, by certified or bank cashier’s check.

“Consideration Value” means the value of the consideration paid in exercising the warrant.

“Conversion Date” means the date on which the Consideration and the Conversion Notice are received by the company from the holder.

(b) Number of Shares. This Warrant shall be exercisable for all, or any part of, shares of Common Stock equal to _______________ (______________) shares in RIDEPAIR INC., divided by the exercise price in section 2.a. The number of shares subject to the Warrant shall be subject to adjustment as set forth in Section 11 hereof.

3. Exercise of Warrant. This Warrant may be exercised by Holder by (i) the surrender of this Warrant to the Company, with the Notice of Exercise attached hereto duly completed and executed on behalf of Holder, at the office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company) during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by transferring Consideration, of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise. The Company agrees that such Warrant Shares shall be deemed to be issued to Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant is surrendered and payment made for the Warrant Shares in accordance with the provisions hereof. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to Holder as promptly as practicable, and in any event within Twenty (20) days, thereafter. If this Warrant is exercised only in part, then the Company shall, at the time of delivery of the stock certificate or certificates, deliver to Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant in all other respects shall be identical to this Warrant. No adjustments shall be made on Warrant Shares issuable upon the exercise of this Warrant for any cash dividend paid or payable to holders of record of the Company’s Common Stock before the date as of which Holder is deemed to be the record holder of such Warrant Shares.

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4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which Holder otherwise would be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant, Holder shall not be entitled to vote or receive dividends or be deemed holder of Common Stock or any other securities of the Company that at any time may be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or on any matter submitted to stockholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant has been exercised as provided herein.

7. Transfer of Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the names and addresses of Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register, the Company may treat Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Warrant Agent. The Company may, by written notice to Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) hereof, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding the foregoing, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or of any shares of Common Stock issued upon exercise thereof (i) in compliance with Rule 144 or Rule 144A of the Securities Act, or (ii) by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 7(c) and Section 7(e). Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement (by Holder executing the Assignment Form attached hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of Warrant Upon a Transfer. Upon surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or upon the order of Holder a new warrant or warrants of like tenor, in the name of Holder or as Holder (upon payment by Holder of all applicable transfer taxes, if any) may direct, for the number of shares issuable upon exercise hereof.

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(e) Compliance with Securities Laws.

(i) Holder, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock or Common Stock to be issued upon exercise hereof are being acquired solely for Holder’s own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof thereof except under circumstances that will not result in a violation of the Securities Act or applicable state securities laws. Upon exercise of this Warrant, Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(ii) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SUCH SALE, TRANSFER OR ASSIGNMENT IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR SATISFIES THE REQUIREMENTS OF RULE 144 OR REGULATION S OF THE SECURITIES AND EXCHANGE COMMISSION, OR IS EFFECTED PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM SUCH REGISTRATION.”

(iii) The Company agrees to remove promptly, upon the request of the holder of this Warrant and Securities issuable upon exercise of the Warrant, the legend set forth in Section 7(e)(ii) hereof from the documents and/or certificates representing such securities upon full compliance with the terms and provisions hereof and Rules 144 and 145.

8. Reservation of Stock. The Company covenants that, at all times while this Warrant is exercisable, the Company shall reserve from its authorized and unissued Common Stock or other shares issuable upon exercise of the Warrant a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, shall take all steps necessary to amend the Company’s Articles of Incorporation (the “Articles of Incorporation”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, shall be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

9. Notices.

(a) Whenever the Exercise Price or number of shares purchasable hereunder is adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and the Company shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Holder of this Warrant.

(b) In case:

(i) the Company takes a record of holders of the Company’s Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase shares of stock of any class or other securities, or to receive any other right;

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or any conveyance of all or substantially all of the assets of the Company to another corporation or other entity;

(iii) of any voluntary dissolution, liquidation or winding-up of the Company;

(iv) of any redemption of all outstanding Common Stock; or

(v) of the filing of the Company’s first registration statement with the United States Securities and Exchange Commission (the “SEC”).

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then, and in each such case, the Company shall mail or cause to be mailed to Holder a notice stating, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which Holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, or (C) the anticipated date on which the Company expects its first registration statement with the SEC to become effective. Such notice shall be mailed at least fifteen (15) days before the date therein specified.

(c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery or by a reputable national courier service, on the date of such delivery, and (ii) in the case of mailing, on the third business day following the date of such mailing if sent to a United States address and on the Tenth (10th) business day following the date of such mailing if sent to an address outside the United States.

10. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Reclassification, Etc. If the Company, at any time while this Warrant or any portion thereof remains outstanding and unexpired by reclassification of securities or otherwise, changes any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant thereafter shall represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately before such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11. No adjustment shall be made pursuant to this Section 11(b) upon any redemption of the Common Stock that is the subject of Section 11(a) hereof.

(b) Split, Subdivision or Combination of Shares. If the Company, at any time while this Warrant or any portion thereof remains outstanding and unexpired, splits, subdivides or combines the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the securities issuable upon exercise of this Warrant shall be proportionately increased, and (ii), in the case of a combination, the Exercise Price for such securities shall be proportionately increased and the securities issuable upon exercise of this Warrant shall be proportionately decreased.

(c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant or any portion hereof remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time have received, or, on or after the record date fixed for the determination of eligible stockholders of the Company, have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the securities receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had such holder been Holder of record of the securities receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as provided herein during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

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(f) No Impairment. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and the Company shall at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holders of this Warrant against impairment.

12. Miscellaneous.

(a) This Warrant shall be governed in all respects by the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

(b) In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of reasonable attorneys’ fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s rights hereunder.

(c) This Warrant shall be exercisable as provided for herein, except that, if the expiration date of this Warrant falls on a Saturday, Sunday or United States federally-recognized Holiday, then the expiration date for this Warrant shall be extended to 5:00 p.m. Pacific Standard Time on the business day following such Saturday, Sunday or federally-recognized Holiday.

IN WITNESS WHEREOF, RIDEPAIR , Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

RIDEPAIR INC.

By: Matt Nicosia
Title: Chairman

/s/ Matt Nicosia
Signature Dated: __________________________

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NOTICE OF EXERCISE

To: RIDEPAIR INC.

(1) The undersigned hereby elects to purchase _________________ shares of Common Stock of RIDEPAIR INC., a Delaware corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, applicable state securities laws.

(3) [ ] Opportunity Zone selection; Undersigned acknowledges and elects the opportunity zone investment option, whereas, the investment is made from capital gains and will be transferred to RidePair Programming Corp, a Utah LLC and qualified opportunity zone, that will develop the software application. Each dollar invested into the Opportunity zone business is secured by two shares of RidePair Inc., a Delaware Corporation, and at election of holder can be converted into such shares at any time. Please see the Operating agreement for RidePair Programming Corp.

(3) Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_________________________	______________________________________
Warrant # (send in original)	Name to be issued on Certificate

_________	______________________________________
Total available shares to exercise	Signature
______________________________________
Exercising __________ shares	Date

Remaining shares ___________
(If amount is zero, skip section 4. Any amount above zero, complete section 4 below)

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

______________________________________
Name to be issued on Certificate

______________________________________
Signature

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

____________	_____________________________	____________
_____________________________

and does hereby irrevocably constitute and appoint Company to make such transfer on the books of RIDEPAIR INC., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee shall not offer, sell or otherwise dispose of this Warrant or shares of stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or applicable state securities laws. Further, the Assignee has acknowledged that, upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale. The Assignee further acknowledges and agrees that it is bound by the provisions of Section 7(e) of this Warrant.

(Date)

Signature of Holder ( _______________ )

Signature of Assignee

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